                                                                    EXHIBIT 4.12

CERTIFICATE NO.                               NO. OF COMMON SECURITIES
---------------                               ------------------------
     TC-1                                              123,720



                CERTIFICATE EVIDENCING TRUST COMMON SECURITIES

                                      OF

                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I


                         8.36% Trust Common Securities
              (Liquidation Amount $25 Per Trust Common Security)


          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Hawaiian Electric Industries, Inc., a Hawaii corporation (the "HOLDER") is the registered owner of 123,720 common securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.36% Trust Common Securities (Liquidation Amount $25 Per Trust Common Security) (the "TRUST COMMON SECURITIES"). The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of February 1, 1997, as the same may be amended from time to time (the "TRUST AGREEMENT"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Trust Common Securities Guarantee to the extent provided therein. Each Holder of a Trust Common Security, by acceptance of this certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes. The Property Trustee will provide a copy of the Trust Agreement, the Trust Common Securities Guarantee and the Agreement of Limited Partnership to a Holder without charge upon written request to the Trust at its principal place of business. THE TRUST COMMON SECURITIES ARE TRANSFERABLE ON THE BOOKS AND RECORDS OF THE TRUST ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          The Holder of Trust Common Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 8.36% of the stated liquidation amount of $25 per Trust Common Security. Distributions on the Trust Common Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.36% per annum ("COMPOUND DISTRIBUTIONS"). The term "DISTRIBUTIONS" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribution to the Holder of the Trust Common Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Securities or from the Company on the Partnership Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership. If and to the extent that the Partnership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such Partnership distribution, including any compounded Partnership distributions or guarantee payment, being a "PAYMENT AMOUNT"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose pursuant to the Trust Agreement, to make a Pro Rata Distribution of the Payment Amount to the Holder.

          The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except that for any period shorter than a full 90-day quarter on the basis of the actual number of days elapsed in such 90-day quarter.

          Except as otherwise described herein, Distributions on the Trust Common Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997 if, as and when legally available for payment by the Property Trustee. Distributions will be payable to the holders of record of the Trust Common Securities as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. In the event that any date on which Distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the payment date. Payments of accumulated Distributions will be payable to the holders of record of the Trust Common Securities as recorded in the books and records of the Trust on the relevant record date with respect to the payment date for the Trust Common Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the holders of record of the Trust Common Securities as they appear on the books and records of the Trust on the relevant record date as determined under the Trust Agreement with respect to the actual payment date for the Trust Common Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled.

               The Trust Common Securities shall be redeemable as provided in the Trust Agreement.

               IN WITNESS WHEREOF, the Trust has executed this certificate this 4th day of February, 1997.


                              HAWAIIAN ELECTRIC INDUSTRIES
                              CAPITAL TRUST I

                              /s/ ROBERT F. CLARKE
                              --------------------------------------
                              ROBERT F. CLARKE, AS REGULAR
                              TRUSTEE


                              /s/ ROBERT F. MOUGEOT
                              --------------------------------------
                              ROBERT F. MOUGEOT, AS REGULAR
                              TRUSTEE


                              /s/ CONSTANCE H. LAU
                              --------------------------------------
                              CONSTANCE H. LAU, AS REGULAR
                              TRUSTEE

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ______________________________

Signature: _________________________

(SIGN EXACTLY AS YOUR NAME APPEARS IN THIS TRUST COMMON SECURITY CERTIFICATE)